SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 15, 2004

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

599 9th Street North, Naples, Florida 34102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code      (239) 263-3344

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.      Other Events

On April 15, 2004, TIB Financial Corp. closed the sale of 1,000,000 shares of common stock at a price of $22.00 per share before commissions and expenses in a firm commitment underwriting. The net proceeds of the offering will be used to provide capital to support continued loan and deposit growth throughout our South Florida markets.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

	By:	/s/ Edward V. Lett

Edward V. Lett, President and Chief Executive Officer

Date: April 20, 2004